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          AMENDMENT NO. 1 TO THE PERSONAL SERVICES AGREEMENT BETWEEN
         PHARMAPRINT INC. (FORMERLY, ABT GLOBAL PHARMACEUTICAL CORP.), DIMENSION MEMORY, INC. AND ROBERT BURGESS DATED AS OF MAY 8, 1996
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   This Amendment No. 1, made as of this 10th day of December, 1996 by and among PharmaPrint Inc. (formerly, ABT Global Pharmaceutical Corp.) (the "Company"), Dimension Memory, Inc. ("Dimension") and Robert Burgess ("Burgess"), shall amend that certain Personal Services Agreement dated as of May 8, 1996 ("Personal Services Agreement") by and between the Company, Dimension and Burgess.

      WHEREAS, the Company is in the business of developing pharmaceutical versions of natural medicines using its proprietary PharmaPrinting technology;

      WHEREAS, pursuant to the Personal Services Agreement, Dimension has been providing the services of Burgess to the Company as the Company's Executive Vice President and Chief Operating Officer on the terms and conditions set forth in the Personal Services Agreement (the "Existing Duties");

      WHEREAS, the Company intends to expand its international marketing and licensing of its PharmaPrinting technology and related products to manufacturers of natural medicines and conventional pharmaceutical companies located in Australia and Southeast Asia;

      WHEREAS, Dimension and Burgess have significant contacts and relationships with Australian and Southeast Asian entities and individuals in the natural medicine business and can offer additional services to the Company with respect to such geographic region;

      WHEREAS, the Company wishes to retain, and Dimension desires to perform, the additional services provided for herein;

      WHEREAS, in compensation for the additional services to be provided hereunder and in payment of the balance of the compensation payable under the Personal Services Agreement as if the full term of such agreement had run, the Company will pay Dimension and Burgess an amount equal to Three Hundred Four Thousand Dollars ($304,000), which amount will be paid as soon as practicable hereafter; and

      WHEREAS, the parties hereto have agreed to amend the Personal Services Agreement in order to reflect their agreement.

   NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree that the Personal Services Agreement is hereby amended as follows:

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   1.  Section 3 is amended by adding the following subsection immediately after subsection (a);

       "(b) In addition to providing the personal services of Burgess to function as the Company's Executive Vice President and Chief Operating Officer, Dimension will (i) utilize its business contacts and relationships in Australia and Southeast Asia and otherwise use its best efforts to locate and introduce the Company to potential licensing and/or manufacturing partners or customers, including without limitation, natural medicine and pharmaceutical companies who may be interested in contracting with the Company to "PharmaPrint" natural medicines; and (ii) take such actions as are reasonably requested by the Company to maintain good relations between the Company and its existing and potential shareholders residing in Australia and Southeast Asia (the "Additional Duties)."

   2. Section 4 is amended by adding the following paragraph immediately after the first paragraph:

       "Notwithstanding the foregoing, the services to be provided by Dimension pursuant to Section 3(b) hereof, shall be rendered in Australia and Southeast Asia as the Company and Dimension shall deem reasonably necessary."

   3. Section 5(b) is amended by deleting the subsection in its entirety and replacing it with the following:

       "5(b). During the term of this Agreement, Dimension shall be entitled to receive compensation in the amount of $304,000 for providing the services of Burgess to the Company and the performance by Burgess of the Existing Duties and by Dimension of the Additional Duties set forth in Section 3 hereof. Such amount shall be paid by the Company in advance in one lump sum payment (the "Prepayment").

   4. Section 6 is amended by deleting the section in its entirety and replacing it with the following:

       "6.  AUTOMOBILE ALLOWANCE.

       During the term of this Agreement, Burgess shall be entitled to receive an automobile allowance of Five Hundred Dollars ($500) per month, the aggregate amount of which is payable in advance by
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       the Company in one lump sum payment (the "Advanced Automobile
       Allowance"). Burgess agrees at all times to maintain automobile insurance, including liability coverage of at least $1,000,000 per occurrence and $3,000,000 in the aggregate."

   5. Section 7 is amended by deleting the section in its entirety and replacing it with the following:

       "7.  TERMINATION COMPENSATION AND REPAYMENT.

            (a) Upon termination by the Company without a Breach pursuant to Section 2(b) hereof, Dimension shall be entitled to
       (i) the Compensation under Section 5 (including the unearned portion of the Prepayment and reimbursement of business-related expenses up to and including the last date of Burgess' services to the Company) and (ii) the unearned portion of the Advanced Automobile Allowance under Section 6 hereof.

            (b) Upon termination (i) by the Company for a Breach or upon the death or Disability of Burgess, or (ii) by Dimension without a Company Breach pursuant to Section 2(b) hereof, Dimension shall be obligated to repay the Company (x) an amount equal to the pro rata unearned portion of the Prepayment paid pursuant to Section 5(b) hereof, and (y) an amount equal to the pro rata unearned portion of the Advance Automobile Allowance, within thirty (30) days of the date of termination, provided, however, that Dimension shall be entitled to reimbursement of business-related expenses under
       Section 5(c) hereof, up to and including the date of termination.

   All other terms and provisions contained in the Personal Services Agreement are hereby ratified and shall remain in full force and effect. This Amendment may be executed in counterparts, each of which together shall be deemed to be an original as against any party whose signature appears thereon, and all of such shall together constitute one and the same instrument.

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   IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

PHARMAPRINT INC.                       DIMENSION MEMORY, INC.


By:                                    By:
   ----------------------------           ----------------------------
   Name:                                  Name:
   Title:                                 Title:



                                       -------------------------------
                                       Robert Burgess